Exhibit 99.1

Sensus Healthcare Announces Preliminary Fourth Quarter 2022 Revenues

Fourth quarter revenues to exceed $13 million; full year revenues to exceed $44 million, representing growth of 60%

BOCA RATON, Fla, Jan. 05, 2023 (GLOBE NEWSWIRE) -- Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for oncological and non-oncological conditions, today reports preliminary 2022 fourth quarter and full year revenues.

Preliminary revenues for the three months ended December 31, 2022 are expected to exceed $13 million.  For the full year 2022, revenues are expected to exceed $44 million, representing growth of approximately 60% over 2021.  Fourth quarter 2022 revenues are expected to include more than $500,000 from the company’s aesthetics business.  Sensus also announces it expects that both the fourth quarter and the full year will be profitable.

“We’re delighted to report topline momentum during the fourth quarter and to share our expectations for continued growth in revenues and profitability in 2023,” said Joe Sardano, chairman and chief executive officer of Sensus Healthcare.  “Our robust marketing programs, combined with an expanded product offering and the opening of new customer channels, are expected to contribute to our growth trajectory.”

The company plans to continue adding to its domestic sales force and increase its trade show presence during 2023. Outside of the U.S., the company intends to expand geographic reach in both the EU and Latin America. It also plans to expand its product portfolio in the second half of 2023 with several submissions to the U.S. Food and Drug Administration expected to be made for new technologies.

Sensus Healthcare plans to announce 2022 fourth quarter and full year financial results and hold an investment community conference call after the close of the U.S. stock markets on February 9, 2023.  Conference call details including participation instructions will be provided at a later date.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company specializing in highly effective, non-invasive, minimally invasive and cost-effective treatments for both oncological and non-oncological conditions. Sensus offers its proprietary low-energy X-ray technology known as superficial radiation therapy (SRT), which is the culmination of more than a decade of research and development, to treat non-melanoma skin cancers and keloids with its SRT-100™, SRT-100+™ and SRT-100 Vision™ systems. With its portfolio of innovative medical device products, including aesthetic lasers and its needleless TransDermal Infusion System™, Sensus provides revolutionary treatment options to enhance the quality of life of patients around the world.

For more information, visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are or may be deemed ''forward-looking statements.'' In some cases, these statements can be identified by the use of forward-looking terminology such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," “approximately,” "potential" or negative or other variations of those terms or comparable terminology, although not all forward-looking statements contain these words.

Forward-looking statements involve risks and uncertainties because they relate to events, developments, and circumstances relating to Sensus, our industry, and/or general economic or other conditions that may or may not occur in the future or may occur on longer or shorter timelines or to a greater or lesser degree than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of the following factors, among others: the continuation and severity of the COVID-19 pandemic, including its impact on sales and marketing; our ability to achieve profitability; our ability to obtain and maintain the intellectual property needed to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; the level and availability of government and/or third party payor reimbursement for clinical procedures using our products, and the willingness of healthcare providers to purchase our products if the level of reimbursement declines; the regulatory requirements applicable to us and our competitors; our ability to efficiently manage our manufacturing processes and costs; the risks arising from doing business in China and other foreign countries; legislation, regulation, or other governmental action that affects our products, taxes, international trade regulation, or other aspects of our business; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; and other risks described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. In addition, we note that our revenues and profits for the year ended December 31, 2022 are subject to adjustments, including adjustments that may be made in connection with the completion of our audited financial statements.

At the present time, we do not expect that the Russia-Ukraine conflict and global geopolitical uncertainty will have any particular impact on our business, but we continue to monitor developments and will address them in future disclosures, if applicable.

In addition, even if future events, developments, and circumstances are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release, except as may be required by applicable law. You should read carefully our "Introductory Note Regarding Forward-Looking Information" and the factors described in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:
LHA Investor Relations
Kim Sutton Golodetz
212-838-3777
kgolodetz@lhai.com

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